UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/27/2010

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 2, 2010, the Board of Directors of EnerSys appointed Kerry M. Kane to the office of Vice President, Corporate Controller and Principal Accounting Officer. Since 2006, Mr. Kane was the Corporate Controller of Greene Tweed & Co. For 21 years prior thereto, Mr. Kane held several positions at C&D Technologies, including the position of Vice President & Corporate Controller from 2001 to 2006. Prior thereto he worked as a Senior Accountant with KPMG. Mr. Kane received his Bachelor of Science degree in Accounting from Widener University and is a Certified Public Accountant. Mr. Kane does not have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also effective June 2, 2010, Thomas L. O'Neill is appointed to the office of Vice President and Treasurer, and Michael G. Hastings, who held the position of Vice President and Treasurer since 2003, is appointed Vice President, Investor Relations.

Mr. O'Neill joined EnerSys in 2003 as Assistant Treasurer. He previously held treasury positions at Exide Technologies, Armstrong World Industries and LTV Steel Corporation. Mr. O'Neill received his Bachelor's degree in Business and Economics from the University of Pittsburgh.

Mr. Hastings joined the predecessor company of EnerSys as Treasurer in 1998 and was promoted to Vice President and Treasurer in 2003. He received his Bachelor's degree in Finance and Accounting from Pace University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: June 01, 2010	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President - Administration & Secretary